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                                                                   EXHIBIT 10.49
                             DIRECTORSHIP AGREEMENT


        THIS DIRECTORSHIP AGREEMENT ("Agreement") is entered into as of December 15th, 1996 (the "Effective Date"), by and between Dieter Hoehn ("Director") and IRORI, a California Corporation ("IRORI")

        Director and IRORI agree as follows:

        1. Description of Services. IRORI hereby retains Director and Director hereby agrees to serve as a member of IRORI's Board of Directors and to perform the advisory services and other duties associated with such a position.

        2. Compensation.

                A. Director's Fee. IRORI shall pay Director one thousand five hundred dollars ($1500.00) per each full business day that Director performs his duties as a director, payable within thirty (30) days. IRORI shall calculate in good faith the number of days worked by Director.

                B. Option Grant. IRORI shall issue to Director a non-statutory stock option to purchase ten thousand (10,000) shares of Common Stock pursuant to its 1995 Stock Option/Stock Issuance Plan upon the execution of this Agreement and the form of Option Agreement attached hereto as Exhibit A.

                C. Expenses. IRORI shall reimburse Director for reasonable expenses actually incurred which are incidental to the services performed hereunder and which are consistent with IRORI's standard policy for reimbursement.

                D. Invoices. Director shall provide IRORI with monthly invoices detailing the expenses and reimbursements which Director believes are due under this Agreement Invoices should specify the period for which compensation is claimed. Travel costs and other expenses claimed must be itemized. IRORI agrees to pay approved invoices within thirty (30) days of receipt.

        3. Independent Contractor. Director's relationship with IRORI shall be that of an independent contractor and nothing in this Agreement shall be construed to create an employer-employee relationship between IRORI and Director. IRORI agrees that during the time Director serves on IRORI's Board of Directors, Director may be employed by other persons, firms or corporations engaged in the same or similar business as that of IRORI, provided, however, that the provisions of this Agreement shall be strictly observed by Director with respect to such other persons, firms, or corporations. Since Director will not be an employee of IRORI, it is understood that Director will not be entitled to any of the benefits under IRORI's retirement or group insurance plans or any other employee benefits. Director is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers Compensation Insurance, Social Security, federal, state, or any other employee payroll taxes; and



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        Director agrees to defend, indemnify and hold IRORI harmless from any and all claims made by any entity on account of an alleged failure by Director to satisfy any such tax or withholding obligations. In the performance of all services hereunder, Director shall comply with all applicable laws and regulations.

        4. No Conflict with existing Agreements. IRORI hereby states that IRORI does not desire to acquire from Director any secret or confidential know-how or information which Director may have acquired from others. Accordingly, Director represents and warrants that Director is free to divulge to IRORI, without any obligation to, or violation of any .right of others, any and all information, practice or techniques which Director will describe, demonstrate, divulge or in any other manner make known to IRORI during Director's performance of services hereunder. Director shall exonerate, indemnify and hold harmless IRORI from and against any and all liability, loss, cost, expense, damage, claims or demands for actual or alleged violation of the rights of others in any trade secret know-how or other confidential information by reason of IRORI's receipt or use of the services or information described above, or otherwise in connection therewith.

        5. Non-Disclosure and Non-Use. The parties hereto acknowledge that during the course of Director's services to IRORI pursuant to this Agreement it may become necessary or desirable for IRORI to disclose to Director a substantial amount of IRORI Proprietary Information. "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of IRORI, or which becomes or will become known by, or was or is conveyed to IRORI which has commercial value in IRORI's business. "Proprietary Information" includes, but is not limited to, information operations and maintenance, trade secrets, cell-lines, design, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, customers and other information concerning IRORI's actual or anticipated business, research or development or which is received in confidence by or for IRORI from any other person. "Proprietary Information" does not include information that Director demonstrates to IRORI's satisfaction, by written evidence, is in the public domain by reason of prior publication not directly or indirectly resulting from any act or omission of Director. Director fully understands that the maintenance of such Proprietary Information in strict confidence and the confinement of its use to IRORI is of vital importance to IRORI. Director agrees that the Proprietary Information divulged to Director by IRORI or which Director acquires in connection with or as a result of Director's services hereunder shall be regarded by Director as confidential. Director shall not use, nor shall Director disclose, any Proprietary Information to any person either during or after the period of this Agreement, except to those employees of Director or IRORI as may be necessary in the regular course of Director's duties hereunder, or except as otherwise authorized in writing by the President of IRORI.

        6. IRORI Materials. Director recognizes that all IRORI Materials made or received by Director during the period of this Agreement are and shall be the exclusive property of IRORI, and Director shall keep the same at all times in Director's custody and subject to Director's control, and shall surrender the same to IRORI immediately upon request of IRORI. "IRORI Materials" are documents or other media or tangible items that contain



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        or embody Proprietary Information or any other information concerning the business, operations, or plans of IRORI, whether such documents have been prepared by Director or by others. "IRORI Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten, or handwritten documents, as well as samples, prototypes, models, products and the like.

        7. Indemnification. Director shall exonerate, indemnify and hold harmless IRORI, its officers, agents and employees from and against any and all liability, loss, cost, damage, claims, demands or expenses of every kind on account of injuries (including death) to Director or loss of or damage to Director's property arising out of or resulting in any manner from or occurring in connection with Director's breach of his obligations hereunder unless caused by the sole negligence of IRORI or its servants or employees.

        8. Termination. Director agrees that this Agreement may be terminated by either IRORI or Director at any time for any reason, with or without cause, by giving written notice to the other party; termination to be effective upon the other party's receipt of notice. This Agreement shall terminate automatically in the event of Director's inability for any reason to perform Director's services or if Director is not elected for subsequent terms by the shareholders of IRORI. Upon termination of this Agreement, IRORI's obligation to pay any compensation, except for services or expenses already accrued or incurred, shall forthwith cease and terminate. Termination of this Agreement for any reason shall not affect Director's obligations under paragraphs 4, 5, 6 and 7.

        9. Remedies. Director acknowledges and agrees that a breach of this Agreement will result in immediate, irreparable and continuing damage to IRORI for which there will be no adequate remedy at law; and agrees that in the event of any such breach or violation or any threatened or intended breach or violation of this Agreement IRORI and its successors and assigns shall be entitled to temporary, preliminary and permanent injunctive relief and/or regaining orders enjoining and restraining such breach or violation or such threatened or intended breach or violation and/or other equitable relief (without needing to post any bond or other security) in addition to such other and further relief as may be proper.

        10. Amendments and Waivers. This Agreement may be modified, amended or supplemented only by a written instrument daily executed by Director and the President of IRORI. No term or condition or the breach thereof shall be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver or breach of any term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or condition. The failure of any party to insist upon strict performance of any term or condition hereunder shall not constitute a waiver of such party's right to demand strict compliance therewith in the future.

        11. Notices. All payments, notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered personally (which shall include delivery by courier or overnight delivery service) or sent by first



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        class mail, postage prepaid, or sent by telecopier or other similar facsimile transmission to the parties at their respective address set forth below or at such other address as shall be given in writing by a party to the other parties. Items delivered personally or by telecopier or facsimile shall be deemed delivered on the date of actual delivery; items sent by first class mail shall be deemed delivered three (3) days after mailing.

               If to IRORI:         IRORI
                                    11025 North Torrey Pines Rd. Ste. 100
                                    La Jolla, CA 92037

               If to
               Director:            Dieter Hoehn
                                    7312 Barclery Court
                                    University Park, FL 34201
                                    (address)



        12. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. The parties agree that any dispute regarding the interpretation or validity of this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts in and for the county of San Diego, California and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts.

        13. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be en-titled.

        14. Counterparts. This Agreement may be executed in multiple copies, each of which shall be deemed an original and all of which shall constitute a single agreement binding on all parties.

        15. Entire Agreement. This Agreement (together with documents and agreements entered into herewith) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made by any party, or any one acting on behalf of any party, that are not embodied in this Agreement with respect to the subject matter hereof.

        16. Representation. By executing this Agreement Director acknowledges that he understands and agrees that Brobeck, Phleger & Harrison LLP represents the interests of IRORI solely and that he has had the opportunity to consult with his own attorney in connection with this Agreement.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Director                                    IRORI, a California corporation

                                            By: /s/ Michael Nova
                                               ---------------------------------
/s/ Dieter Hoehn
-----------------------------
Dieter Hoehn                                Title: Michael Nova
                                                  ------------------------------
                                            CEO




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